UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Waterstone Financial, Inc. (the "Company") held its 2014 Annual Meeting of Shareholders on May 20, 2014. The shareholders (i) elected two members of the Company's Board of Directors to serve until 2017; (ii) approved, in an advisory vote, the compensation of the Company's named executive officers; and (iii) in an advisory vote, voted in favor holding an annual vote on the compensation of the Company's named executive officers.  There were 34,389,312 outstanding shares eligible to vote as of March 24, 2014, the record date for the 2014 Annual Meeting.  The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

(1) Election of the below named nominees to the Board of Directors of Waterstone Financial, Inc.:

Nominee	Number of Votes For	Number of Votes Withheld
Michael L. Hansen	19,503,920	577,801
Stephen J. Schmidt	19,573,841	507,880

(2) Advisory vote on the Company's executive compensation:

Number of Votes For	Number of Votes Against	Abstain
17,991,274	1,426,855	336,555

(3)  Advisory vote with respect to the frequency of voting on the Company's executive compensation:

One Year	Two Years	Three Years	Abstain
17,761,289	1,148,689	641,250	203,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.
Date: May 22, 2014	/s/ William F. Bruss
Name: William F. Bruss
Title: COO, General Counsel and Secretary